EXHIBIT 10.6

                                      LEASE

                              400 EAST MAIN STREET

 THIS LEASE is entered into on the 15th day of October, 1997, between Isaac S. Lawrence and Teresa C. Lawrence (collectively referred to as "Lessor"), whose address is 221 Clinton Road, Lexington, Kentucky 40502 and First Security Bank of Lexington, Inc.(in Organization), (referred to as "Lessee"), having the address of 400 East Main Street, Lexington, Kentucky 40507.

                                   WITNESSETH:

 In consideration of valuable consideration paid by Lessee to Lessor, receipt of which is hereby acknowledged, the mutual COVENANTS herein after contained, and each act to be performed hereunder by either of the parties, Lessor and Lessee agree as follows:

                                    ARTICLE I

                                 LEASED PREMISES

 Section 1. 1. Leased Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises generally described as:

 Being approximately 5,000 rental square feet on the first and approximately 800 square feet of basement space of certain property located at 400 East Main Street, the Lessee's space in the portion of the building attributed to same being hereinafter shown and described as Exhibit A to this Lease, and which are hereafter to as the "Leased Premises".

 Section 1.2. Development The building in which the Leased Premises are located including the Common Areas and improvements, shown on Exhibit A, together constitute the "DEVELOPMENT". Lessor also grants to Lessee a nonexclusive license to use the Common Areas of the Development, in conjunction with Lessee's use and occupancy of the Leased Premises.

                                   ARTICLE II

                                TERM AND RENEWALS

 Section 2.1 Original Term. The "Original Term" of this Lease shall be for a period of five (5) years beginning October 15, 1997 and ending on October 15,
 Section 2.2. Renewals. Provided that Lessee shall not be in default under any of the terms and provisions of this Lease, Lessee shall have the following option to renew:

 Renewal Terms. Options to extend the Original Term for three (3) additional terms of three (3) years each on the same terms and conditions as herein set forth, except for the amount of rent by Lessee, which shall be calculated as set forth in Section 3.4. Lessee shall be deemed to have exercised these options for renewal terms unless it has provided written notice to Lessor of its intent not to renew at least six (6) months prior to the expiration of the Original Term or the then existing respective renewal term.

 Section 2.3. Leased Term. , The Original Term and any additional term(s) of this Lease resulting from the exercise of the option granted in Section 2.2 are collectively referred to in this Lease as the "Leased Term".

 Section 2.4 Holding Over. In the event Lessee remains in possession of the Leased Premises after the expiration of the entire Leased Term and without the execution of a new Lease, it shall be deemed to be occupying the Leased Premises as a Lessee insofar as the same are applicable to a month-to-month tenancy.

                                   ARTICLE III

                                      RENT

 Section 3,1 Minimum Annual Rent.  Lessee shall pay Lessor,  during the Original
Term, without prior demand, a minimum annual rent of Sixty-Six Thousand ($66,000.00) Dollars, payable in equal monthly installments of Five Thousand, Five Hundred ($5,500.00) Dollars in advance on the first day of each calendar month throughout years one and two of the Original Term of this Lease without deduction or offset. In years three, four and five of the Original Term the minimum annual rent shall be Sixty-Nine Thousand ($69,000.00) Dollars payable in equal monthly installments of Five Thousand Seven Hundred ($5,750.00) Dollars on the first day of each calendar month.

 Section 3.2 Lease Year . For purposes of the Lease, "lease year" shall mean a period of twelve consecutive full, calendar months. The first lease year shall begin on the Rental Commencement Date. Each succeeding lease year shall commence on the anniversary date of the first lease year.

 Section 3.3 Rental Commencement Date. The obligation of Lessee for the payment of rental under this Lease shall commence October 15, 1997, less offset for allowances in Section 8. 1. The Ten Thousand ($10,000.00) Dollar option consideration will be applied to November and December rent.

 Section 3.4. Rental Adjustment.

 (a) During the first renewal term of three years and the second renewal term of three years Lessee shall pay Lessor, without prior demand, a minimum annual rent of Seventy Thousand Eight Hundred ($70,800.00) Dollars payable in equal monthly installments of Five Thousand Nine Hundred ($5,900.00) Dollars, in advance, on the first day of each calendar month, without deduction or offset.

 (b) During the third renewal term of three (3) years, Lessee shall pay Lessor, without prior demand, a minimum annual rent of Seventy-Three Thousand Two Hundred ($73,200.00) Dollars, payable in equal monthly installments of Six Thousand One Hundred ($6,100.00) Dollars in advance, on the first day of each calendar month, without deduction or offset.

                                   ARTICLE IV

                                      TAXES

 Section 4. 1. Real Estate Taxes. Lessor shall pay all real property ad valorem taxes and special assessments levied on the Development during or with respect to the Leased Term.

                                    ARTICLE V

                             COMMON AREA MAINTENANCE

 Section 5. 1. Common Areas.  The Common Areas of Development  shall consist of.
(a) all hallways, stairways, common utility lines and equipment, foundation and roof of the building in which the Leased Premises are located; and (b) all other land and improvements in the Development not leased to Lessee, its agents, invitees, customers and general public, together with and subject to the same right granted from time to time by Lessor or other Lessees and occupants of the center, a non-exclusive license to use the Common Area for their common purposes. Lessor agrees to maintain all Common Areas in good condition and further agrees to keep the parking and sidewalk area reasonably clean and clear of snow.

                                   ARTICLE VI

                             USE OF LEASED PREMISES

 Section 6. Use. The Leased Premises shall be used continuously under this Lease solely for financial, banking and other related services, and for no other purposes. The Leased Premises shall be occupied by no other person, firm or corporation, and shall not otherwise be used without the prior written consent of Lessor which shall not be unreasonably withheld. Lessee shall not use or occupy or allow or permit the Leased Premises or any part thereof to be used or occupied for any purpose contrary to any governmental rule, code, regulation, or law. Lessee shall not permit the Leased Premises to be used in any manner which will injure the reputation of the Leased Premises or of the Development or occupants of the neighborhood.

 Section 6.2 Enjoyment . Lessor covenants that it has full right and power to execute and perform this Lease and to grant the estate hereby conveyed and, if Lessee fully performs its duties under this Lease, that Lessee shall throughout the term hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without interference from Lessor or from anyone lawfully claiming through Lessor.

 Section  6.3,  Compliance  with  Law . Upon  receipt  of  notice  from any duly constituted public authorities, Lessee shall comply with their lawful requirements and save Lessor ham-Jess from penalties, fines, costs or damages resulting from an act or omission of Lessee, except as may be the result of the act, negligence or misconduct of the Lessor.

 Section 6.4 . Rules and Regulations. Lessee shall comply with the Rules and Regulations, as set forth on Exhibit B, which are incorporated herein.

                                   ARTICLE VII

                                UTILITY SERVICES

 Section 7.1. Payment by-Lessee. Payment for all utilities used upon or in connection with the Leased Premises shall be made by Lessee. Lessor grants to Lessee the right to pro-rate its payments for utilities with the payments for utilities with other tenants in the Leased Premises or the Development, provided Lessee reimburses other tenants' use of their utilities in return.

                                  ARTICLE VIII

                                   MAINTENANCE

 Section 8. 1. Lessor's Maintenance. Lessor shall maintain and fully pay for all roof repairs, and other structural exterior portions of the Leased Premises and the Development, plumbing repairs, HVAC maintenance, fight fixtures, electrical, present landscaping, mowing, ice and snow removal from sidewalks and parking lot, exterior paint, parking lot maintenance and all taxes and insurance. Before Lessee moves in, Lessor shall paint interior walls, clean the carpet and offices, install a wroucht iron gate at top of stairs, repair handicap ramp ($300 maximum), seal and stripe parking lot, and make any necessary repairs to Leased Premises. However, Lessor may also give Lessee an allowance of $2,750.00 total to reimburse for interior paint/seal driveway/gate/ramp. Provided, that except for ordinary wear and tear, the Lessee shall promptly repair or restore any portion of the Leased Premises damaged through the fault or negligence of Lessee, its agents, employees, invitees, or customers.

 Section 8.2. Lessee's Maintenanc Subject to the Lessor's obligations in Section
8. 1, and to ordinary wear and tear, Lessee covenants to occupy and routinely maintain the entire Leased Premises in a safe, clean and sanitary manner inside and out; to maintain the Leased Premises in good repair, including but not limited to janiftorial se-Ace, bulb replacements, Window glass, and all similar items, subject to warranties Lessor may hold; to remove all garbage and refuse from the Leased Premises and dispose of same; not to bum any materials or rubbish in or on the Leased Premises or the Development; and not to store or display (except signs) anything outside the Leased Premises or in the Development.

                                   ARTICLE IX

                               LESSEE IMPROVEMENTS

 Section 9. 1. Alterations. Except as provided in this Lease, Lessee shall not alter or add part of the Leased Premises except with Lessor's prior consent which shall not be unreasonably withheld. Lessee shall make all alterations pursuant to applicable laws, and shall indemnify Lessors against all expenses, hens, claims or damages to either persons or property or to the Leased Premises arising out of or resulting from such alterations or additions, except as may be the result of the negligence or misconduct of Lessor. Lessee shall restore building to its original condition, wear and tear excepted, at the end of this Lease, i.e., inside walls/ladder/rooms/windows, etc. that existed prior to possession (see Exhibit C - photos). Lessee shall also restore heating and air conditioning to two tenants in basement, as quickly as possible, if cut off during the removal of walls, floors or ducts. If original HVAC is not usable, Lessee at Lessee's expense, will install a new HVAC to tenants' satisfaction.

 Section 9.2. Trade Fixtures. Less.-e may install necessary trade fixtures (including fixtures, equipment, counters, vaults and partitions) at its expense and at the termination of this Lease Lessee may remove all trade fixtures owned by Lessee which can be removed without material injury to the structure of the Leased Premises, provided that all rents and other amounts which may be due hereunder are paid in full and all damage, except for ordinary wear and tear and acts of God, to the Leased Premises is first repaired. If all stipulated rents and payments hereunder are not paid in full, Lessee shall not remove any of said trade fixtures which shall remain as security for said rent and payments, and if said rent and payments are not paid in full within sixty (60) days after termination of this Lease, then all such fixtures shall become the property of Lessor immediately and without further act by or payment to Lessee, and Lessee shall deliver a bill of sale therefore to Lessor if Lessor so requests.

                                    ARTICLE X

                           INSURANCE, INDEMNIFICATION

 Section 10, 1. Liability Insurance. Lessee shall at all times keep in force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and abutting common areas, with combined limits for public liability and property damage of not less than One Million ($1,000,000.00) Dollars. The policy shall name Lessee and Lessor as insured, and shall be with an insurance company approved by Lessor, which approval shall not be unreasonably withheld, and a copy of the policy or a certificate of insurance shall be delivered to Lessor at the commencement of the initial term of this Lease and whenever replaced. Lessor waives any rights of subrogation under any such coverage.

Section 10.2. Casualty and Other Insurance.

 (a) Lessor shall obtain casualty insurance coverage on the Development, including the Leased Premises, which coverage shall include but not be limited to fire, extended coverage, vandalism, and malicious mischief in the amount of full replacement costs of the project. Lessor waives any rights of subrogation under any such coverage.

 (b) Lessee shall not keep, use, sell, or offer for sale. conduct its business in any manner, perform any service or do any act upon in or about the Leased Premises which may be reasonably prohibited by the such insurance policies, and Lessee shall at its own expense comply with all applicable fire insurance rating rules and regulations, except as may be related to improvements or conditions which existed prior to the date of execution of this Lease.

Section 10.3. Plate Glass. Lessor shall carry plate glass insurance to cover the loss to plate glass and any damage resulting from such breakage or the replacement thereof

Section 10.4. Damage. Lessee agrees that Lessor, Lessor's agents and employees including Lessor's building manager, shall not be liable to Lessee for any damages to or loss of personal property located in the Leased Premises or for the injuries to persons unless located in the Leased Premises or for the injuries to persons unless such damage, loss or injury is the result of the negligence or willful act of the Lessor, or Lessor's agent and employees, or its building manager.

 Section 10.5. Complete Indemnity . Lessee shall hold the Lessor harmless against any and all claims, damages, suits, or causes of action arising after the commencement of the term hereof resulting from any injury to person(s) or property or from loss of life sustained in or about the said Leased Premises by any person or persons whatever except to the extent caused by the negligence or willful act of Lessor or its agents or employees. It is the intention and agreement that Lessor shall not be liable for any personal injuries or damages to Lessee or its officers, agents, and employees or to any other persons or occupants of any part of the Leased Promises, or for any injury or damage to any goods, wares, merchandise, or property of Lessee or of any occupant of any part of the Leased Premises, except to the extent such injury or damage results from the negligence or willful act of Lessor or its agents or employees.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

 Section 11. 1. Lessee's Default. Lessee shall be in default of this Lease if:

 (a) Lessee fails to pay any rent due hereunder within ten (10) days after the same shall be due; (b) Lessee fails to perform any other of the terms or conditions of this Lease, for more than thirty (30) days after written notice of such default (by certified mail ' return receipt requested) shall have been given to Lessee; (c) Lessee or any guarantor of this Lease shall become bankrupt or insolvent or file in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization of, for the appointment of a receiver or trustee of all or a petition of Lessee's or any such guarantor's property; (d) if Lessee or any such guarantor makes an assignment for the benefit of creditors or petitions or enters into an arrangement; (e) if Lessee shall abandon said Leased Premises; or
(f) this Lease is taken under any writ of execution. If the default cannot cured within this thirty (30) days period, Lessee shall be afforded the additional time provided in Section 16.2, subject to the same provisions.

 Section  11.2.  Lessor's  Default.  Lessor shall be in default of this Lease if

Lessor fails to perform any material term or condition of this Lease, for more than 30 days after receipt of the written notice or default (such notice to be sent to Lessor by certified mail, return receipt requested). Lessor shall not have the right to cure a default within such 30 days if such default is the result of Lessor's failure to maintain the Leased Premises and Development pursuant to Articles V and VIII of this lease and which has or will render the Leased Premises or Development untenantable or inaccessible by Lessee's customers, or which arises from a breach of Article XX of this Lease.

 Section 11.3. Remedies . (a) Upon the occurrence of a default on Lessee's part, which has not been cured under Section 11. 1 or Article XII, then Lessor, in addition to other rights and remedies it may have, may terminate this Lease and may by judicial process peacefully immediately re-enter the Leased Premises and remove all persons and property therefrom, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Lessee. In the event of default as specified above, Lessee shall remain liable to Lessor for a sum equal to all fixed and additional rent herein reserved for the balance of the Original Term, or such specific renewal term during which the uncured default occurred. Lessor agrees to mitigate damages by making a good faith effort to relet the Leased Premises and subtracting any such amounts from amounts owed by Lessee under this Lease.

 (b) Suits or suits for the recovery of any such deficiency or damage, or for a sum equal to any installment or installments of rent or additional rent payable hereunder, may be brought by the Lessor, from time to time at the Lessor's election and nothing herein contained shall be deemed to require the Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by the Lessee or no such termination or cancellation.

 Section  11.4.  Damages.  Upon  termination  of this Lease  pursuant  to
Section 11. 1, Lessor shall be entitled to such damages as authorized and permitted by Kentucky law, including but not limited to an amount equal to any actual rent reserved hereunder for the unexpired portion of the term.

                                   ARTICLE XII

                              REGULATORY PROVISIONS

 Section 12, 1. In the event that the Lessee's bank is closed or is taken over by the banking authority of the State of Kentucky or other bank supervisory authority, at the option of the receiver or other legal representative of the bank, the maximum claim of the Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease shall in no event be in the amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration, up to such date.

 Section 12.2. In the event that Lessee commits an act of default as defined in this Lease, the Lessor will promptly notify the Department of Financial Institutions and the Division of Bank Supervision of the Federal Deposit Insurance Corporation of such default and, further, the Lessor will allow either bank supervisory authority the right to rectify said default.

                                  ARTICLE XIII

                               CASUALTY AND DAMAGE

 13.1 Casualty.

 (a) In the event the Leased Premises are damaged by fire, explosion or any other casualty which cannot be restored by Lessor to its original condition within ninety (90) days from the date of such casualty, or if the Leased
Premises are totally destroyed by such casualty, then both the Lessee and the Lessor have the right to terminate this Lease upon written notice to the other party within thirty (30) days of the date of such casualty.

 (b) If neither party elects to so terminate,  Lessor shall,  within  forty-five
(45) days of the date of the casualty, commence actual construction and restoration of the Leased Premises to its original condition and proceed with due diligence until completed. Any changes in the restoration required by Lessee which increases the cost of the restoration shall be paid for by the Lessee. During such restoration, Lessor shall keep the parking areas free and clear of debris and materials and vehicles.

 (c) If neither party has elected to terminate and Lessor for any reason fails to commence the actual construction and restoration within forty-five (45) days after the date of written notice from Lessee of the casualty, or commences within such time period but fails to complete the actual construction and restoration within forty-five (45) days after such commencement, then Lessee shall have the right, but not the obligation, to: (1) perform the restoration at the sole cost and expense of Lessor in which event the insurance proceeds shall be either paid to Lessee from any escrow otherwise reimbursed by Lessor to Lessee, and in addition thereto, Lessor shall reimburse Lessee for any cost or expense incurred in excess of the insurance proceeds to complete the restoration and if Lessor fails to promptly reimburse Lessee then Lessee shall be entitled to exercise the remedies set forth in this Lease; (2) seek specific performance to require Lessor to commence and diligently complete their restoration; (3) terminate this Lease upon thirty (30) days written notice to Lessor without waiving Lessee's right to damages for Lessor's failure to perform. The rights granted herein shall be in furtherance, and not in limitation, of all other rights of Lessee under the Lease or at law or in equity; or (3) in the event the Leased Premises are damaged in excess of fifty (50%) percent of replacement cost (excluding excavation and foundation) during the last two (2) years of the Term of the Lease, Lessor or Lessee may elect to terminate this Lease upon written notice to the other within thirty (30) days of the date of the casualty; provided, however, if Lessor notifies Lessee that it intends to terminate this Lease under this Section, but Lessee does not desire to do so and elects to exercise an unexercised option to renew this Lease by giving written notice to Lessor of such election within such thirty (30) day period, then Lessor shall have no right to terminate this Lease under this Section and shall promptly commence and diligently complete the restoration.

 (d) If the casualty, repairing, or rebuilding shall render the Leased Premises untenantable, or in a condition which renders the Leased Premises inaccessible by Lessee's customers, in whole or in part, then a proportionate abatement of the rent shall be allowed from the date when the damage occurred until the date Lessor completes its work said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the floor space of the Leased Premises. If Lessor is required or elects to repair the Leased Premises as herein provided, Lessee shall replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment.

 Section 13.2. Damage. Lessee agrees that Lessor and its building manager and their officers and employees shall not be liable to Lessee for any damages to or loss of personal property located in the Leased Premises or for injuries to persons unless such damages, loss, or injury is the result of the negligence or willful act of Lessor, its building manager, or employees, contractors, invitees or agents.

                                   ARTICLE XIV

                                  CONDEMNATION

 Section 14, 1 . Condemnation. If the Development, Leased Premises or any part thereof shall be acquired by any authority having power of eminent domain, whether directly pursuant to such power or under threat of use. of such power, Lessor may terminate this Lease as of the date when possession is taken by the acquiring authority and Lessee may terminate this Lease as of the date that notice of condemnation is given to Lessee or Lessor. All proceeds and damages resulting from such acquisition shall belong to and be the property of Lessor. Lessee shall have no claim against Lessor by reason of such acquisition or termination, and shall not have any claim or right to any portion or damages paid to Lessor as a result of such acquisition. Provided, that Lessee shall have the right to claim and recover from such acquiring authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in its own right on account of any and all damages to Lessee's business by reason of such acquisition, business interruption or displacement.

 Section 14,2. Payment to Lessee.

 Notwithstanding  the  foregoing,  if this Lease  shall  terminate  pursuant  to
Section 13. 1 above, Lessor agrees to pay Lessee an amount calculated as follows:

 (1) Lessor shall pay Lessee that portion of the condemnation proceeds attributable to the "value of Lessee's leasehold improvements", and

 (2) Lessor shall be entitled to receive and retain as its own property the remaining condemnation proceeds.

 To determine the value of Lessee's leasehold improvements, Lessor and Lessee shall each select a real estate appraiser who is a duly qualified member of the American institute of Real Estate Appraisers (or of comparable qualification) and such appraisers shall determine the fair market value of the property (including the Leased Premises) so condemned or taken, which appraisal is referred to herein as "land and improvements and appraisal." Such appraiser shall then determine the fair market value of the improvements (other than trade fixtures and personal property which Lessee may remove from the premises) Lessee has made to the premises, which appraisal is referred to herein as "Lessee's improvements appraisal." If the two appraisers so appointed cannot agree, they shall select a third appraiser similarly qualified, and the decision of the majority shall constitute the decision of the appraisers.

 Section 14.3. Rent Abatement.

 Upon any such condemnation or taking referred to herein if the Lease continues in force as to any part of the Development or Leased Premises, the Lessee's rent shall be diminished by an amount proportionate to the part of the Development which may be so condemned or taken. Lessor shall, at its expense, proceed with reasonable diligence to repair, alter, and restore the remaining part of the Development, budding and the Leased Premises to their former condition to the extent that the same may be feasible.

                                   ARTICLE XV

                              INSPECTION AND ACCESS

 Section 15, 1. Inspection and Access, Lessor or its agents may at any reasonable time inspect the Leased Premises and make such repairs to the building of which the Leased Premises are a part as Lessor deems necessary for its preservation. Any repairs made by Lessor because of Lessee's breach of covenant to repair or maintain shall be at Lessee's expense. Lessor shall further have the right to install and maintain in the Leased Premises all water, drain, gas, heating pipes and fixtures, electric wiring, and all other appliances reasonably necessary for the operation of the balance of the building of which the Leased Premises are a part, provided that such installation and maintenance does not interfere with the Lessee's use or reduce the attractiveness of the Leased Premises. Lessor shall have access to the Leased Premises at all reasonable times, upon prior notice to Lessee, and in case of emergency at any time for the purpose of inspecting such facilities or of making such repairs or changes thereto as Lessor deems necessary. Such repairs shall occur during normal banking hours except in the case of emergency. Lessor and Lessee shall not install any equipment which will exceed the capacity of the utility facilities for the Leased Premises, and any equipment necessary to increase utility capacity installed by Lessee shall be installed at Lessee's expense. Lessor shall have access, at all times approved by Lessee, during the last six (6) months o f the term of this Lease for the purpose of exhibiting the Leased Premises, and Lessor shall have the right to place signs in or on the Leased Premises advertising the same for at least four (4) months prior to the end of such term, if not further extended.

                                   ARTICLE XVI

                        ASSIGNMENT, SUBORDINATION, LIENS

 Section 16. 1, Assignment, Sublease or License. Lessee may assign this Lease or sublease the Development or Leased Premises, or any right or privilege connected therewith, in whole or in part, and allow any other person to occupy the Leased Premises or any part thereof with the prior written consent of Lessor which shall not be unreasonably withheld. A consent by Lessor shall not be consent to a subsequent assignment, sublease, or occupation by other person. Failure to cure, within thirty (30) days following receipt of written notice from Lessor to Lessee, any unauthorized assignment, sublease or license to occupy by Lessee she terminate the Lease at the option of Lessor. The interest of Lessee in this Lease is not assignable by operation of law without the written consent of Lessor except to an entity which controls, or is controlled by, the Lessee. No permitted sublease or assignment shall relieve Lessee of its obligations hereunder except to an entity which controls, or is controlled by, the Lessee.

 Section 16.2, Subordination. This Lease shall at all times, be subject, subordinate and inferior to any first and second mortgage that may be placed on the Leased Premises, or on the Real Estate in which the Leased Premises are located, by any bank, trust company, insurance company or other institutional lender, and the recording of such mortgage shall be deemed prior to Lease, regardless of whether or when such mortgage is recorded. Lessee shall, upon demand, execute any instrument reasonably necessary to effect the foregoing provision. The provision of the Section 16.2 shall only be effective if the holder of such mortgage shall have first executed and delivered to Lessee an agreement in form and substance generally recognizing Lessee's right to occupy the Leased Premises and agreeing that so long as Lessee is not in default of its obligations under this Lease beyond any applicable cure periods which would entitle Lessor to terminate this Lease that if such mortgagees were to acquire Lessor's interest in the Leased Premises, that Lessee's use and occupancy thereof would not be disturbed.

 Section 163. Prohibited Encumbrances. Lessee shall not place, or allow to be placed, any lien or other encumbrances on this Lease, the Leased Premises, or the Development.

                                  ARTICLE XVII

                                     NOTICE

 Section 17. 1. Notices and Payments. All notices, consents, waivers, releases, certifications, statements, requests, payments and other than rent, and other communications of any kind hereunder shall be in writing and shall be addressed and sent by certified mail, return receipt requested, to the parties at their addresses shown in the caption of this Lease, subject to ninety (96) days notice of change. Such communications shall be effective when deposited in United States Mail postage prepaid, unless otherwise agreed or provided herein.

 Section 17.2, Notice to Mortgages, Lessee agrees to give any Mortgagees, by registered mail, a copy of any notice of default served upon the Lessor, provided that prior to such notices Lessee has been fully notified in writing (by way of Notice of Assignment of Lease, or otherwise) of the address of such Mortgagees. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees shall have an additional thirty (30) days to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee has commenced and is diligently pursuing the remedies to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                  ARTICLE XVIII

                               SIGNS, ADVERTISING

 Section 18.1. Signs Lessee shall have the right to install and use all of the sign types and sizes available to the Leased Premises under local zoning regulations. Lessee shall, with consent from Lessor, which shall not be unreasonably withheld, at Lessee's expense, construct and install an exterior sign or signs with Lessee's name, the design of such signs which shall be at Lessee's discretion. Lessor agrees to cooperate in any effort by Lessee to obtain sign approvals, variances and administrative appeals.

                                   ARTICLE XIX

                                     PARKING

 Section 19, 1. Lessee Parking Lessor grants to Lessee the use of all the parking spaces for the Development except for one (1) space to be appropriated or allowed (at Lessor's expense) for the other tenants. Insofar as insurance purposes, this permission to park is a license granted by Lessor and no bailment is hereby created. Lessee and Lessee's clients and guests may park their vehicles at their own risk of any fire, theft, or damage to vehicles or contents of same.

                                   ARTICLE XX

                            LESSOR'S REPRESENTATIONS

 Section 20, 1. Lessor represents. covenants and warrants to the Lessee that:

 (a) No toxic hazardous or environmentally harmful materials or substances are, or have been used, stored, discharged, dispersed, released, treated, generated or disposed of, in or on the Leased Premises and that the Leased Premises are free from asbestos containing materials; and there are no underground storage tanks or polychlorinated biphenyls in or on the Leased Premises; and there are no claims, investigation, order, agreement, litigation or settlement of any kind (including those proposed, anticipated, threatened or in existence) with respect to the Premises,

 (b) The Leased Premises are subject to a Downtown Business (B-2A) zone and that Lessee is, and shall be, entitled to use all of the sign types and sizes available to the Leased Premises under the B-2A zone. Lessor agrees to cooperate in any effort by Lessee to obtain variances, conditional uses, administrative appeals and other zoning related matters (except a re-zoning) for the Leased Premises.

 (c) The Leased Premises are fully served by electric, telephone and water utilities and public ways, sanitary sewers and storm sewers.

 (d) The Leased Premises and Development are, upon the Rental Commencement Date, in compliance with all governmental rules, codes, regulations and laws.

 (e) Except as provided in Section 20.1(d)herein, the Lessor and Lessee agree that the Leased Premises is being leased in an "As Is" condition.

                                   ARTICLE XXI

                        LESSEE'S RIGHTS OF FIRST REFUSAL

 Section 21, 1. Right of First Refusal to Purchase . Lessor shall not sell the Leased Premises, or the Development or any portion thereof, to any bona fide third party without first offering to sell the same to Lessee on the same terms (net price to Seller, not gross) and conditions proposed by such third party and acceptable to Lessor. Lessor shall give Lessee written notice of such terms and conditions, including a copy of the acceptable third party proposal, and Lessee shall have fifteen (15) days after its receipt of the notice within which to exercise this right of first refusal. If Lessee fails to accept the proposal within the prescribed period, Lessee shall be deemed to have waived the right herein granted as to such offer but not any future such offers.

 Section 21.2. Right of First Refusal to Lease. Lessee shall have the right of first refusal to lease additional space in the Leased Premises and Lessor shall offer such space to the Lessee using similar provisions to those outlined above in 21. 1. No commission shall be, paid to any agent for this first right to lease.

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

 Section 22.1. Exhibits. The following exhibits are attached to and made part of this Lease:

 Exhibit . Site Plan, showing the location and size of the Leased Premises and Common Area.

 Exhibit B. Rules and Regulations.

 Exhibit C. Photographs of interior and exterior of Leased Premises.

 Section 22.2. Memorandum of Lease, Lessor and Lessee agree not to place this Lease of record, but to execute and record a Memorandum of Lease containing the names of Lessor and Lessee, the specific legal description of the Leased Premises, the Original Term, and the renewal options. Lessor shall have the Memorandum of Lease recorded and supply the recorded copy to Lessee, should Lessee request.

 Section 22.3 Entirety. Severability, and Law, Except for the Option to Lease and Agreement to Lease dated May 23, 1997, whose terms survive the execution of this Lease, this Lease shall constitute the entire agreement between the parties and shall not be modified in any manner except by written instrument executed by the parties. The invalidity or unperformability of any provision hereof shall not render as invalid any other provision of this Lease.

 Section 22.4. Relationship of Parties. Nothing herein contained shall be deemed or constructed by the parties hereto, not by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, it being agreed that neither the method of computation of rents nor any other provisions named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Lessor and Lessee.

 Section  22.5  Successors..  This Lease  shall  inure to the  benefit of and be
binding   upon  the   parties   hereto,   their   respective   heirs,   personal
representatives, successors and assigns.

 Section 226 Attornment Lessee shall, in the event of any sale, assignment, or foreclosure, of Lessor's rights in the Leased Premises, attorn to and recognize such assignee or purchaser thereof as the Lessor under this Lease provided that such assignee or purchaser recognizes the rights of Lessee to occupy the Leased Premises and that any and all of Lessee's rights in this Lease shall be continued, including, but not limited to, Lessee's rights to Renewal Terms.

 Section 21.7 Estoppel Certificate, Within ten (10) days after request therefor by Lessor, or in the event that upon any sale, assignment or hypothecation of the Leased Premises by Lessor an estoppel certificate is required from Lessee, Lessee agrees at Lessor's cost to deliver a recordable certificate to Lessor, or to any proposed mortgagee or purchaser, certifying that this Lease is in full force and effect and that there are no defenses or offsets thereto, if such be the case; or if such is not the case, a statement of claims by Lessee.

 Section 22-8 Waiver No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of subsequent breach of such covenant or condition, nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant of condition hereof, nor shall the acceptance of rent by Lessor at any time when Lessee is in default under any covenant or condition hereof be constructed as a waiver of such default, nor shall any waiver or indulgence granted by Lessor to Lessee be taken as an estoppel against Lessor during the continuance of such default. The failure of Lessor promptly to avail itself of such other rights or remedies as Lessor may have shall not be construed as a waiver of such default, but Lessor may at any time thereafter, if such default continues, exercise all its right arising from such default in the manner provided in this Lease.

 Section 22.9. Remedies Cumulative, The remedies of Lessor and Lessee shall be cumulative, and no one shall be construed as exclusive of any other or of any remedy provided by law,

 Section 22.10, Litigation,

 (a) If Lessor shall be made a party to any litigation commenced by or against Lessee, and Lessor is agreed or adjudged to have no liability therein, and Lessee is adjudged to have liability Lessee shall pay all expenses including reasonable attorneys' fees, incurred by Lessor in connection therewith. Lessee shall also pay all expenses, including reasonable attorneys' fees, incurred by Lessor in enforcing the covenants and conditions of this Lease against Lessee.

 (b) If Lessee is made a party to any litigation commenced by or against Lessor, and Lessee is agreed or adjudged to have no liability therein, or Lessor is adjudged to have liability, Lessor shall pay for all expenses, including reasonable attorneys' fees, incurred by Lessee in connection therewith. Lessor shall also pay all expenses, including reasonable attorneys' fees, incurred by Lessee in enforcing the covenants, terms and conditions of this Lease against Lessor.

 Section 22.11. Time of Essence, Time shall be deemed of the essence on all matters pertaining to this Lease.

 Section 22,12. Commencement of Utility Charges. Lessee shall be responsible for its utility charges set forth from the date of occupancy of the Leased Premises.

 Section 22.13. Lessor's-Liability After Sale. Lessee agrees that Lessor shall be released from liability under this Lease should Lessor sell or convey, by General Warranty Deed, the whole fee simple title to the Leased Premises and Development to a bona fide third party, except for any liability arising from any act or omission of the Lessor prior to such sale or conveyance.

                                  ARTICLE XXIII

                    REALTOR'S REPRESENTATION AND COMMISSIONS

 Section 23, 1. Representation. Lessor and Lessee agree that no agents or realtors represent either of them except that Sue Beard/Paul Semonin Realtors has represented the Lessee in matters regarding this Lease. Sue Beard/Paul Semonin Realtors is the representative of the Lessee and not of the Lessor.

 Section 23.2. Commission. In the event of a sale of the Leased Premises or Development from Lessor to Lessee, or to any original Organizer (as outlined in the Offering Circular dated July 4, 1997) of First Security Bank of Lexington, Inc. ("Bank") during the Leased Term, Lessor shall pay to Paul Semonin Realtors, a total sales commission of Twenty Thousand ($20,000.00) Dollars.

 IN TESTIMONY WHEREOF, the parties hereto have caused this Lease to be executed on this the day and year first above written.

                                     LESSOR:

                                       /s/ Isaac S. Lawrence
                                       Isaac S. Lawrence

                                       /s/ Teresa C. Lawrence
                                       Teresa C. Lawrence

                                     LESSEE:

                                       FIRST SECURITY BANK OF LEXINGTON


                                       By:/s/ Julian E. Beard

                                       Title: Chairman and President

                                    EXHIBIT A

                                    Site Plan

                                    EXHIBIT B

                              RULES AND REGULATIONS

         Tenant shall comply with the rules of the building adopted by Lessor and set forth herein. Lessor shall have the right if necessary to change such rules and regulations or to arnend them in any reasonable manner for the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lesse , hless such rules or regulations (or changes thereto) cause or result in a disruption of Lessee's business. Lessee sh =) r be responsible for the compliance with such rules and regulations by the employees , servants, agents and visitors of Lessee. Use by Lessee and its employees and agents of parking areas in the vicinity of the building in w1lich the Leased Premises are located shall be subject to such rules and regulations governing use as Lessor may from tfirle to time prescribe including the designation of specific areas in w1lich automobiles owned or operated by Lessee, its employees and agents, shall be parked.

                         Buildina Rules and Regulations

     Lessor agrees to furnish Lessee five (5) keys without c' Ilarge. Additional keys will beftirriislied atanominal charge.

         2. Lessee will refer all contractors, contractor's represeuta"ves and installation technicians, rendering any service oil or to the Leased Premises for Lessee, to Lessor for Lebsor's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the building of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building.

         3. No Lessee shall at any time occupy any part of the building as sleeping or lodging quarters.

         4. Lessee shall not place, install or operate on Leased Premises or in any part of building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics, or ary other inflammable, explosive, or hazardous material without vv-ritten consent of Lessor, except Lessee may install and operate such equipment or machinery or use such material in the normal course of the operation of its banking and financial services business.

         5. Lessor wiU not be responsible for lost or stolen personal property, equipment, money orjewelry from Lessee's area or public rooms regardless of whether such loss occurs when area is locked against entry or not, unless such loss is the result of the negligence or misconduct of lessor, its agents, contractors, invitees or employees..

         6. Lessor will not permit entrance to Lessee's offices by use of pass key controlled by Lessor, to any person at any time without written permission by Lessee, except employees, contractors, or service personnel directly supervised or employed by Lessor has provided Lessee prior notice, or in the event of an emergency,

         7. None of the entries, passages, doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees or invitees.

         8. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the building shall be bome by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

         9. No person shall disturb the occupants of the building by the use of any musical instruments, the making of unseemly noises, or other unreasonable use. No animals or pets of any kind will be allowed in the building, except guide dogs and service dogs or security dogs.

                                    EXHIBIT C

             Photographs of interior and exterior of Leased Premises